UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 23, 2012

Heritage Oaks Bancorp
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200
(Registrant’s Telephone Number, Including Area Code)

545 12th Street, Paso Robles, CA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – MATERIAL AGREEMENT INFORMATION

Item 1.02. Termination of a Material Definitive Agreement.

On July 23, 2012, Heritage Oaks Bancorp (NASDAQ:HEOP) (the “Company”), parent company of Heritage Oaks Bank (the “Bank”), was advised by the Board of Governors of the Federal Reserve Bank that the Written Agreement between the Company and the Board of Governors, under which the Company has been operating since the first Quarter of 2010, was terminated effective July 12, 2012.  The Written Agreement has been replaced by a Memorandum of Understanding which requires the Company, among other things to maintain certain levels of capital and make quarterly reports to the Federal Reserve Bank.

A copy of the letter terminating the Written Agreement is attached to this 8-K as Exhibit 99.2.

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition.

On July 26, 2012, Heritage Oaks Bancorp (NASDAQ:HEOP) (the “Company”), parent company of Heritage Oaks Bank (the “Bank”), announced its financial condition and results of operations as of and for the three months ended June 30, 2012.

A copy of the press release discussing Item 2.02 is attached to this 8-K as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated July 26, 2012.

99.12	Letter Terminating the Written Agreement dated July 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2012
Heritage Oaks Bancorp

By:	/s/ Tom Tolda
Tom Tolda
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 26, 2012.

99.2	Letter Terminating the Written Agreement dated July 19, 2012